Contacts: Robert Saltmarsh	Kim Richards
Chief Financial Officer	Porter Novelli Life Sciences
Nanogen, Inc.	Media & Investor Relations
858-410-4600	619-849-5377
krichards@pnlifesciences.com

Suzanne Clancy
Corporate Communications
Nanogen, Inc.
858-410-4688
sclancy@nanogen.com

NANOGEN REPORTS 2007 FIRST QUARTER

FINANCIAL RESULTS

SAN DIEGO (May 9, 2007) – Nanogen, Inc. (Nasdaq: NGEN), developer of advanced diagnostic products, today reported its unaudited financial results for the quarter ended March 31, 2007.

Total revenues for the first quarter of 2007 grew to $9.7 million, a $1.0 million increase from the $8.7 million recorded in the fourth quarter of 2006 and more than double the $4.4 million reported for the first quarter of 2006. Product revenues for the first quarter of 2007 were approximately $6.1 million, an increase of approximately 20 percent as compared to $5.1 million for the fourth quarter of 2006 and nearly triple the product revenues of $2.1 million for the first quarter of 2006.

Total costs and expenses were $21.1 million in the first quarter of 2007 as compared to the $19.6 million in the fourth quarter of 2006 and $16.4 million in the first quarter of 2006.

For the quarter ended March 31, 2007, Nanogen’s net loss was $11.8 million or $0.17 per share, compared to a net loss of $11.2 million or $0.17 per share for the fourth quarter of 2006 and $12.0 million or $0.21 per share for the first quarter in 2006.

“The consistent quarterly revenue growth we are experiencing reflects the success of our strategy to expand our product line to meet the demands of the growing market for personalized medicine as well as the increasing acceptance of our products in that market,” said Howard C. Birndorf, Nanogen's chairman of the board and CEO. “During the first quarter we submitted the first FDA 510(k) application for our array platform, along with our cystic fibrosis genetic test kit. We expect FDA clearance to accelerate acceptance of the array product in the clinical market, and plan to submit additional 510(k) applications later in the year.”

Nanogen's consolidated cash, cash equivalents and short-term investments balance at the end of the first quarter of 2007 was approximately $21.3 million.

Financial Guidance for 2007:

Nanogen expects its total revenue for fiscal year 2007 to reflect a fifty percent increase compared to total revenue for fiscal year 2006 and modified EBITDA to continue improving.

Modified EBITDA was negative $7.7 million for the first quarter of 2007, as compared to negative $6.3 million in the fourth quarter of 2006. This change was primarily as a result of a favorable inventory reserve reversal in the prior quarter as well as the expected reduction of license revenues in this quarter which have a 100% margin. Management remains committed to continuing to improve this measure of performance in future quarters.

	Three months ended March 31,	Three months ended December 31,
	2007	2006
	(Unaudited)	(Unaudited)
Net loss	$(11,849)	$(11,238)
Net interest	524	556
Provision for income taxes	—	99
Add depreciation and amortization	1,803	1,724

EBITDA	(9,522)	(8,859)
Add stock-based compensation	1,132	1,248
Add Jurilab net loss	720	1,316
Add warrant valuation adjustment	(10)	(2)

Modified EBITDA	$(7,680)	$(6,297)

Management uses the non-GAAP modified EBITDA for financial guidance because management does not consider non-cash stock based compensation expense, minority- owned Jurilab’s results of operations, or the non-cash warrant valuation adjustments in evaluating the performance of continuing operations of the company. Management focuses on cash management and the company’s majority-owned rather than minority-owned subsidiaries as they are indicative of the success or failure of on-going business operations. Therefore, management calculates the modified EBITDA provided in this earnings release and the related financial guidance for 2007 to enable investors to analyze further and more consistently the period-to-period financial performance of our business operations. Management believes that by providing investors with this non-GAAP measure it gives the investor additional important information to enable them to assess, in a way management assesses, the company's current and future continuing operations.

This non-GAAP measure is not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies.

Webcast of Conference Call

Nanogen management will host a conference call to discuss the first quarter 2007 results today at 5:00 p.m. Eastern (2:00 p.m. Pacific). Interested investors and others may participate in the conference call by dialing 888-396-2298 for US/Canada participants and 617-847-8708 for international participants. The conference ID will be 41568035.

Audio of management's presentation will be available via live webcast on the investor relations section of Nanogen's corporate website at www.nanogen.com, and will be archived for one year. A digital recording of the call will also be available for 48 hours, beginning two hours after the completion of the conference call on May 9, 2007, and can be accessed via telephone at 878-286-8010 for US/Canada participants and 617-801-6888 for international participants. The conference ID, 48748109, will be required to listen to the playback.

About Nanogen, Inc.

Nanogen’s advanced technologies provide researchers, clinicians and physicians worldwide with improved methods and tools to predict, diagnose, and ultimately help treat disease. The company's products include real-time PCR reagents, the NanoChip®400 electronic microarray platform and a line of rapid, point-of-care diagnostic tests. Nanogen’s ten years of pioneering research involving nanotechnology holds the promise of miniaturization and continues to be supported for its potential for diagnostic and biodefense applications. For additional information please visit Nanogen’s website at www.nanogen.com.

Nanogen Forward-Looking Statement

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including whether patents owned or licensed by Nanogen will be developed into products, whether the patents owned by Nanogen offer any protection against competitors with competing technologies, whether products under development can be successfully developed and commercialized, whether results reported by our customers or partners can be identically replicated, and other risks and uncertainties discussed under the caption “Risk Factors” or "Factors That May Affect Results" and elsewhere in Nanogen’s Form 10-K or Form 10-Q most recently filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Nanogen disclaims any intent or obligation to update these forward-looking statements.

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NANOGEN, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

	March 31, 2007	December 31, 2006
	(unaudited )	(unaudited )
ASSETS
Current assets:
Cash and cash equivalents	$8,811	$11,261
Short-term investments	12,443	13,923
Receivables, net	14,649	11,568
Inventories, net	7,462	7,691
Other current assets	2,299	2,058

Total current assets	45,664	46,501

Property and equipment, net	9,307	9,388
Acquired technology rights, net	16,999	17,894
Restricted cash	2,028	5,131
Other assets, net	1,246	1,312
Goodwill	38,853	39,027

Total assets	$114,097	$119,253

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$12,968	$13,395
Acquisition payable, secured by letter of credit	—	2,061
Deferred revenue	3,267	3,376
Short-term assigned royalty interests obligation	2,268	3,447
Common stock warrants	1	11
Current portion of debt obligations	3,851	3,590

Total current liabilities	22,355	25,880

Debt obligations, less current portion	453	535
Debt obligation variable interest entity	10,653	9,941
Sponsored research payable	4,851	4,851
Long-term assigned royalty interests obligation	17,011	15,529
Other long-term liabilities	2,262	2,304

Total long-term liabilities	35,230	33,160

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.001 par value, 5,000,000 shares authorized at March 31, 2007 and December 31, 2006; no shares issued and outstanding at March 31, 2007 and December 31, 2006	—	—
Common stock, $0.001 par value, 135,000,000 shares authorized at March 31, 2007 and December 31, 2006; 72,465,248 and 67,883,670 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	73	68
Additional paid-in capital	438,167	429,971
Accumulated other comprehensive loss	(1,009)	(956)
Capital deficit in consolidated variable interest entity, net	(7,373)	(7,373)
Accumulated deficit	(372,575)	(360,726)
Treasury stock, at cost, 416,027 shares at December 31, 2006 and 2005, respectively	(771)	(771)

Total stockholders’ equity	56,512	60,213

Total liabilities and stockholders’ equity	$114,097	$119,253

NANOGEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2007	2006
Revenues:
Product sales	$6,084	$2,122
License fees and royalty income	1,241	1,814
Contracts and grants	2,328	416

Total revenues	9,653	4,352

Costs and expenses:
Cost of product sales	4,830	2,239
Research and development	6,512	6,260
Selling, general and administrative	8,853	7,369
Amortization of purchased intangible assets	767	560

Total costs and expenses	20,962	16,428

Loss from operations	(11,309)	(12,076)

Other income (expense):
Interest income (expense), net	(524)	180
Other income (expense)	(28)	(97)
Warrant valuation adjustment	10	(25)
Gain on foreign currency transactions	2	(3)

Total other income (expense)	(540)	55

Net loss	$(11,849)	$(12,021)

Net loss per share — basic and diluted	$(0.17)	$(0.21)

Number of shares used in computing net loss per share — basic and diluted	70,496	56,340

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